Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Usio, Inc.

San Antonio, Texas

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated March 26, 2025, with respect to the consolidated financial statements of Usio, Inc. as of and for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pannell Kerr Forster, P.C.

Pannell Kerr Forster, P.C.

Houston, Texas

May 22, 2025